Exhibit 10.27


                 AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

         This Amendment No. 3 to Loan and Security Agreement (this "Amendment") is made as of February 23, 1996, by and between Quest Electronic Hardware, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

                                    RECITALS

        A. Borrower and Bank are parties to a Loan and Security Agreement dated on or about March 31, 1995, as such agreement may be amended from time to time, ("the Loan Agreement"). The Loan Agreement provided for among other things, a Committed Line in the original amount of $800,000.00 (the "Committed Line"). The Loan Agreement has been amended pursuant to Amendment No. 1 dated May 31, 1995, and Amendment No. 2 dated November 16, 1995, which provided for among other things, an increase in the Committed Line to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00).

        B. Borrower and Bank desire to modify the terms of the Loan Agreement.

        NOW THEREFORE, Borrower and Bank agree as follows:

         1. Lender hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the minimum Debt Service Ratio covenant as of the month ended December 31, 1995. Lender's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, for the month ending January 31, 1996, Borrower shall comply with this covenant, as amended herein.

                  Lender's agreement to waive the above described default (1) in no way shall be deemed an agreement by Lender to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Lender's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Lender's right to demand strict performance of all other covenants as of any date.

         2. Section 6.12 is amended to read as follows-.

                  6.12 Debt Service Coverage. Borrower shall maintain, on a rolling six month basis, a minimum Debt Service Ratio as follows:

         1.50 to 1.00 for the months of January, February and March;
         1.60 to 1.00 for the months of April, May and June;
         1.75 to 1:00 for the months of July, August, September, October and November; and
         1:50 to 1:00 for the month of December.

         3. Unless otherwise defined, all capitalized terms in this Amendment shall have the meanings assigned in the Agreement. Except as amended, the Agreement remains in full force and effect.


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         4. Borrower represents and warrants that the Representations and
Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

         5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         6. This Amendment amends certain terms of the Agreement. Except as amended hereby, the Agreement remains in full force and effect. This Amendment, together with the Agreement and any documents executed in connection with the Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements and negotiations.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:                                    BANK:

QUEST ELECTRONIC HARDWARE, INC.              SILICON VALLEY BANK

By: /s/  Dominic A. Polimeni                 By: /s/  Julie Schneider
   ---------------------------                  ------------------------------
Title: Chairman and CEO                      Title: Commercial Banking Officer